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                   INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of ThermoElastic Technologies, Inc. (a Colorado corporation) on amendment 2 to Form SB-2 of our report dated August 26, 1999 on the financial statements of ThermoElastic Technologies, Inc. (a Denver corporation) appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Meeks, Dorman & Company, P.A.

Meeks, Dorman & Company, P.A.

Longwood, Florida
June 15, 2000